Exhibit 5.1

December 2, 2013

Board of Directors

Stevia Corp.

7117 US 31 S,

Indianapolis, IN 46227

Re: Opinion of Counsel for Registration Statement on Form S-1

To Whom It May Concern:

We have acted as counsel to Stevia Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (and together with all exhibits thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by certain selling stockholders of up to 5,973,867 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share issuable upon exercise of outstanding warrants to purchase shares of our common stock (the “Warrants”), as further described in the Registration Statement .

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the legal capacity of all natural persons, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the general corporation laws of the State of Nevada. As used herein, the term “general corporation laws of the State of Nevada” includes the statutory provisions contained therein and all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion; and (ii) all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof; and (iii) the offers and sales of the Shares will be made in compliance with the Warrants, we are of the opinion that the Shares, when issued upon exercise of the Warrants in the manner and on the terms described in the Registration Statement and the Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent in writing to the reference to this firm under the caption “Interests of Named Experts and Counsel” in the Prospectus included in the Registration Statement and the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Greenberg Traurig, LLP